Registration Number 33-28397

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey		63-0366371
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

1200 Urban Center Drive, Birmingham, Alabama 35242
205/298-3000
(Address of Principal Executive Offices)

Vulcan Materials Company Chemicals Division Hourly Employees Savings Plan
(Full Title of Plan)

William F. Denson, III, Esq.
General Counsel
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242
205/298-3000
(Name, address, including zip code and telephone number, including area code, of agent for service)

All securities registered and not sold pursuant to this Registration Statement are hereby deregistered.
Item 8.	Exhibits.	The following exhibit is filed as part of this Registration Statement:
	24(a)	Powers of Attorney.*
*Incorporated by reference from the Registration Statement on Form S-8 (Registration No. 33-28397) filed September 19, 2002.
SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 19, 2006.
VULCAN MATERIALS COMPANY
By: /s/Donald M. James Donald M. James Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/Donald M. James Donald M. James	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2006

/s/Daniel F. Sansone Daniel F. Sansone	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 19, 2006

/s/Ejaz A. Khan Ejaz A. Khan	Vice President, Controller and Chief Information Officer (Principal Accounting Officer)	June 19, 2006
Philip J. Carroll, Jr. Livio D. DeSimone Phillip W. Farmer H. Allen Franklin Douglas J. McGregor James V. Napier Donald B. Rice Orin R. Smith	Director Director Director Director Director Director Director Director
/s/William F. Denson, III William F. Denson, III Attorney-in-Fact For Each of the Directors Listed Above		June 19, 2006

        The Plan.    Pursuant to the requirements of the Securities Act of 1933, as amended, the administrators duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 19, 2006.
VULCAN MATERIALS COMPANY CHEMICALS DIVISION HOURLY EMPLOYEES SAVINGS PLAN
By: /s/Charles D. Lockhart Charles D. Lockhart Chairman and Member of Administration Committee

By: /s/Norman Jetmundsen, Jr. Norman Jetmundsen, Jr. Member of Administration Committee

By: /s/Bennie W. Bumpers Bennie W. Bumpers Member of Administration Committee